Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273820 on Form S-1 of our report dated April 7, 2023 (December 22, 2023, as to the effects of the reverse recapitalization described in Note 3 and the divestiture described in Note 5), relating to the financial statements of Complete Solaria, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

December 22, 2023